Registration No. 333-82681

                               UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                        Post Effective Amendment No. 1
                                    to
                                 FORM S-8
           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               MOTOROLA, INC.
             (Exact name of issuer as specified in its charter)

        Delaware                             36-1115800
    (State or other jurisdiction of        (I.R.S. Employer
   incorporation or organization)       Identification Number)

  1303 East Algonquin Road, Schaumburg, Illinois      60196
   (Address of Principal Executive Offices)         (Zip Code)

               Motorola Employee Stock Purchase Plan of 1999

                               ------------
                Carl F. Koenemann, Executive Vice President
            1303 East Algonquin Road, Schaumburg, Illinois 60196
                  (Name and Address of agent for service)

                              (847) 576-5000
        (Telephone number, including area code, of agent for service)

This Post-Effective Amendment No. 1 to Registration Statement No. 333-82681 regarding shares of Motorola common stock to be issued under the Motorola Employee Stock Purchase Plan of 1999 supplements the Registration Statement by adding the following:

The Israeli Securities Authority on August 5, 1999, pursuant to the power given it according to Section 41 of the Israeli Securities Law-1968 decided to exempt Motorola, Inc. from filing a prospectus regarding Motorola's offer of its shares of common stock under the Plan to the eligible Israeli employees of Motorola's qualified subsidiaries in Israel.



                               SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement, or amendment thereto, to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Schaumburg, State of Illinois, on the 12th day of August, 1999.

                                         MOTOROLA, INC.

                                         By: /s/ CHRISTOPHER B. GALVIN
                                             Christopher B. Galvin
                                             Chairman of the Board and
                                             Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement, or amendment thereto, has been signed below by the following persons in the capacities and on the date or dates indicated.

     Signature                       Title                      Date

/s/ CHRISTOPHER B. GALVIN          Director and Principal
Christopher B. Galvin              Executive Officer      August 12, 1999

/s/ CARL F. KOENEMANN              Principal Financial
Carl F. Koenemann                  Officer                August 12, 1999

/s/ ANTHONY M. KNAPP	              Principal Accounting
Anthony M. Knapp                   Officer                August 12, 1999

/s/ RONNIE C. CHAN                 Director               August 12, 1999
Ronnie C. Chan

/s/ H. LAURANCE FULLER             Director               August 12, 1999
H. Laurance Fuller

/s/ ROBERT W. GALVIN               Director               August 12, 1999
Robert W. Galvin

/s/ ROBERT L. GROWNEY              Director               August 12, 1999
Robert L. Growney

/s/ ANNE P. JONES                  Director               August 12, 1999
Anne P. Jones

/s/ DONALD R. JONES                Director               August 12, 1999
Donald R. Jones

/s/ JUDY C. LEWENT                 Director               August 12, 1999
Judy C. Lewent

/s/ WALTER E. MASSEY               Director               August 12, 1999
Walter E. Massey

/s/ NICHOLAS NEGROPONTE            Director               August 12, 1999
Nicholas Negroponte

/s/ JOHN E. PEPPER, JR.            Director               August 12, 1999
John E. Pepper, Jr.

/s/ SAMUEL C. SCOTT                Director               August 12, 1999
Samuel C. Scott III

/s/ GARY L. TOOKER                 Vice Chairman
Gary L. Tooker               of the Board of Directors    August 12, 1999

/s/ B. KENNETH WEST                Director               August 12, 1999
B. Kenneth West

/s/ JOHN A. WHITE                  Director               August 12, 1999
John A. White